Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Relations Contact:

Ed Merritt	Gerri Dyrek
Vice President, Investor Relations	Group Vice President, Corporate Communications
investorrelations@digitalriver.com	gdyrek@digitalriver.com
+1 952-225-3362	+1 952-225-3719
Digital River Authorizes $100 Million Share Repurchase Program
MINNEAPOLIS, Sept. 7, 2011 — Digital River, Inc. (NASDAQ: DRIV), a leading provider of global e-commerce services, announced that its Board of Directors authorized a share repurchase program of up to $100 million of its outstanding common shares. The shares may be repurchased in the open market or in privately negotiated transactions.
“This stock buyback plan reaffirms our confidence in the company’s strategy and long-term growth potential and demonstrates our ongoing commitment to increasing shareholder value,” said Joel Ronning, Digital River’s CEO. “Our strong balance sheet provides us with the financial flexibility to execute an effective stock repurchase program while continuing to deliver on our strategic growth objectives.”
Repurchases will be from time to time at the company’s discretion, based on ongoing assessments of the capital needs of the business, the market price of its common stock and general market conditions. No time limit was set for completion of the repurchase program.
About Digital River, Inc.
Digital River, Inc., a leading provider of global e-commerce solutions, builds and manages online businesses for software and game publishers, consumer electronics manufacturers, distributors, online retailers and affiliates. Its multi-channel e-commerce solution, which supports both direct and indirect sales, is designed to help companies of all sizes maximize online revenues as well as reduce the costs and risks of running an e-commerce operation. The company’s comprehensive platform offers site development and hosting, order management, fraud management, export controls, tax management, physical and digital product fulfillment, multi-lingual customer service, advanced reporting and strategic marketing services.
Founded in 1994, Digital River is headquartered in Minneapolis with offices across the U.S., Asia, Europe and South America. For more details about Digital River, visit the corporate website, follow the company on Twitter or call +1 (952) 253-1234.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the company’s anticipated future growth, including future financial performance, as well as statements containing the words “anticipates,” “believes,” “plans,” “will,” or “expects” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company, or industry results, to differ materially from those expressed or implied by such forward-looking statements. Such factors include, among others: the company’s operating history and variability of operating results; competition in the e-commerce market; challenges associated with international expansion; the variability of foreign exchange rates; any breach or compromise of the company’s security systems; our ability to successfully manage our business while undertaking significant internal investments; our ability to execute upon our payments strategy and expand our business in this sector; our ability to achieve favorable tax rates in our international operations; and other risk factors referenced in the company’s public filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended Dec. 31, 2010. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Digital River’s most recent report on Form 10-K, each as it may be amended from time to time.
Results may be materially affected by many factors, such as changes in global conditions in the financial services markets and consumer spending, fluctuations in foreign currency rates, the rate of growth of online commerce and the Internet, progress with key partners and other factors. The guidance assumes, among other things, that there are no changes to stock-based compensation expense and anticipated tax rates. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s analysis only as of the date hereof. The company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that may arise after the date hereof.
Digital River is a registered trademark of Digital River, Inc. All other trademarks and registered trademarks are trademarks of their respective owners.
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